UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 18, 2007

FUEL SYSTEMS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3030 South Susan Street, Santa Ana, California		92704
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 656-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Report contains 4 pages

The Exhibit Index is located on page 4.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Seventh Amendment to LaSalle Loan Agreement.

On July 18, 2007 IMPCO Technologies, Inc. (“IMPCO”), a wholly owned subsidiary of Fuel Systems Solutions, Inc. (“Fuel Systems”), and LaSalle Business Credit, LLC (“LaSalle”) entered into a Seventh Amendment to Loan and Security Agreement, to amend the revolving Loan and Security Agreement dated July 18, 2003, as amended (the “Seventh Amendment”).

Pursuant to the Seventh Amendment, LaSalle and the other lenders party to this loan agreement have agreed, among other things, to extend the term of the loan to September 30, 2007, to extend the time by which the Fuel Systems 2006 financial statements and 2007 first and second quarter financial statements must be delivered to LaSalle to September 6, 2007 and to reduce the required pre-tax income for the period from January 1, 2007 to September 30, 2007. The Seventh Amendment also reduces the borrowing base and increases the interest rate. A copy of the Seventh Amendment is attached as exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Seventh Amendment to the Loan and Security Agreement, dated July 18, 2007, by and among IMPCO Technologies, Inc. and LaSalle Business Credit, LLC as agent for the lenders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: July 19, 2007	By:	/s/ Thomas M. Costales
Thomas M. Costales
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Seventh Amendment to the Loan and Security Agreement, dated July 18, 2007, by and among IMPCO Technologies, Inc. and LaSalle Business Credit, LLC as agent for the lenders.

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